UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2017 (April 3, 2017)

Katy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Westline Industrial Drive, Suite 200

St Louis, Missouri 63146

(Address of principal executive offices)

(314) 656-4321

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2017, Katy Industries, Inc. (the “Company”), Continental Commercial Products, LLC (“CCP”), FTW Holdings, Inc. (“FTW Holdings”), Fort Wayne Plastics, Inc. (“Fort Wayne” and, together with the Company, CCP, and FTW Holdings, the “Borrowers,” and each, a “Borrower”) entered into the Sixth Amendment (the “Sixth Amendment”) to the Second Lien Credit and Security Agreement, dated as of April 7, 2015 (as amended from time to time, the “VPC Credit Agreement”), among the Borrowers, Victory Park Management, LLC,  in its capacity as administrative agent and collateral agent (the “Agent”), and the lenders party to the Sixth Amendment (the “Lenders”).

The Sixth Amendment provides for, among other things (i) the incurrence by the Borrowers of additional debt in the amount of $1 million under the VPC Credit Agreement and (ii) the use of the proceeds of such additional debt to provide incremental liquidity to the Borrowers by reducing the outstanding balance under the revolving credit facility of the Borrowers under the Credit and Security Agreement, dated as of November 16, 2016 (as amended from time to time,  the “Encina Credit Agreement”), among the Borrowers, certain affiliates of the Borrowers, Encina Business Credit SPV, LLC, as agent and swing line lender (“Encina”), and the lenders party to the Encina Credit Agreement.

In connection with the Sixth Amendment, on April 3, 2017, CCP entered into a consent and acknowledgement (the “Consent and Acknowledgement”) with Encina.  Encina (i) consented to the Borrowers incurring additional indebtedness pursuant to the terms and conditions of the Sixth Amendment and (ii) agreed that the proceeds of the additional indebtedness pursuant to the Sixth Amendment, upon remittance to and receipt by Encina, shall be applied by Encina to reduce outstandings under the Revolving Credit Facility (as defined in the Encina Credit Agreement) in accordance with Section 2.05(b)(vi) of the Encina Credit Agreement to provide, dollar-for-dollar, the Borrowers with incremental liquidity.  Encina also agreed to grant Borrower an extension of delivery for the business plan until April 7, 2017.  Failure of Borrowers to deliver the business plan prior to April 7, 2017 shall constitute an immediate event of default under the Encina Credit Agreement.

The foregoing descriptions of the Sixth Amendment and Consent and Acknowledgement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Sixth Amendment and Consent and Acknowledgement, a copy of each which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Sixth Amendment to Second Lien Credit and Security Agreement, dated as of April 3, 2017, by and among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., Victory Park Management, LLC, as administrative agent and collateral agent, and the lenders party thereto

10.2	Consent and Acknowledgement, dated as of April 3, 2017, by and between Encina Business Credit SPV, LLC and Continental Commercial Products, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.

Dated: April 7, 2017	/s/ Robert Guerra

	By:	Robert Guerra
President and Chief Executive
	Its:	Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Sixth Amendment to Second Lien Credit and Security Agreement, dated as of April 3, 2017, by and among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., Victory Park Management, LLC, as administrative agent and collateral agent, and the lenders party thereto

10.2	Consent and Acknowledgement, dated as of April 3, 2017, by and between Encina Business Credit SPV, LLC and Continental Commercial Products, LLC